Exhibit 99.1

Bunker Hill Announces the Appointment of Kelli Kast as Director and

Chair of the Board’s Corporate Governance, Nominating and Compensation Committee

October 02, 2024 – Vancouver, British Columbia - Bunker Hill Mining Corp. (“Bunker Hill” or the “Company”) (TSX-V:BNKR | OTCQB:BHLL) is pleased to announce the appointment of Kelli Kast to its Board of Directors (the “Board”) effective immediately.

Ms. Kast, originally of Coeur D’Alene, Idaho, is a senior natural resource legal professional with over 30 years of US and international leadership experience. She serves as the Vice President, General Counsel and Chief Administrative Officer of Rare Element Resources Ltd, of Colorado, USA (OTCQB:REEMF), where she previously served as a Director. Before 2012, when she joined Rare Element Resources, she was the Senior Vice President, General Counsel, Chief Administration Officer and Corporate Secretary of Coeur Mining Corporation (NYSE:CDE) from 2005-2012 during a transformational growth period for that company. Before her tenure at Coeur Mining Corporation, Ms. Kast gained extensive experience in the engineering and construction industry as a top legal professional. Kelli will serve as the Chair of the Board’s Corporate Governance, Nominating and Compensation Committee.

Richard Williams, Executive Chairman, commented: “I am thrilled to welcome Kelli Kast to the Board as an Independent Director as we work together to enable the Bunker Hill Mine to once again meaningfully contribute to the USA’s Metals Supply Chain. Kelli’s deep expertise in governance, legal and government affairs, ESG and corporate leadership will add essential strategic capabilities to our Board.”

Kelli received a Juris Doctor (JD) degree from the University of South Dakota and is a licensed Idaho attorney.

ABOUT BUNKER HILL MINING CORP.

Under Idaho-based leadership, Bunker Hill intends to sustainably restart and develop the Bunker Hill Mine as the first step in consolidating and optimizing several mining assets into a high-value portfolio of operations initially centered in North America. Information about the Company is available on its website, www.bunkerhillmining.com, or within the SEDAR+ and EDGAR databases.

On behalf of Bunker Hill Mining Corp.

Sam Ash

President and Chief Executive Officer

For additional information, please contact:

Brenda Dayton

Vice President, Investor Relations

T: 604.417.7952

E: brenda.dayton@bunkerhillmining.com

Cautionary Statements

Neither the TSX Venture Exchange (the “TSX-V”) nor its Regulation Services Provider (as that term is defined in the policies of the TSX-V) accepts responsibility for the adequacy or accuracy of this news release.

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations (collectively, “forward-looking statements”). Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, “plan” or variations of such words and phrases.

Forward-looking statements in this news release include, but are not limited to, statements regarding the Company’s objectives, goals or future plans, including the restart and development of the Bunker Hill Mine. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: Bunker Hill’s ability to receive sufficient project financing for the restart and development of the Bunker Hill Mine on acceptable terms or at all; the future price of metals; and the stability of the financial and capital markets. Factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, those risks and uncertainties identified in public filings made by Bunker Hill with the U.S. Securities and Exchange Commission (the “SEC”) and with applicable Canadian securities regulatory authorities and the following: Bunker Hill’s ability to operate as a going concern and its history of losses; Bunker Hill’s ability to receive sufficient project financing for the restart and development of the Bunker Hill Mine on acceptable terms or at all; estimates of mineral resources and reserves; mineral exploration and production activities; feasibility study results; changes in demand for and price of commodities and currencies; and risks relating to Bunker Hill’s shares of common stock, including price volatility, lack of dividend payments and dilution or the perception of the likelihood of any of the foregoing. Although the Company believes that the assumptions and factors used in preparing the forward-looking statements in this news release are reasonable and are based on the current expectations of Bunker Hill’s management, undue reliance should not be placed on such forward-looking statements or information, which are inherently subject to uncertainties and changes in circumstances and their potential effects. Such forward-looking statements only apply as of the date of this news release and no assurance can be given that such events will occur in the disclosed time frames or at all, including as to whether or when the Company will achieve its project finance initiatives, or as to the actual size or terms of those financing initiatives. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Readers are cautioned that the foregoing risks and uncertainties are not exhaustive. Additional information on these and other risk factors that could affect the Company’s operations or financial results are included in the Company’s annual report and may be accessed through the SEDAR+ website (www.sedarplus.ca) or through EDGAR on the SEC website (www.sec.gov).